July 13, 2007 - For immediate release
Contact:  Scott Shockey, CFO (740) 446-2631

                Ohio Valley Banc Corp Reports 2nd Quarter Results

GALLIPOLIS, Ohio - Ohio Valley Banc Corp [Nasdaq: OVBC] reported consolidated net income for the quarter ended June 30, 2007, of $1,686,000 a decrease of 7.7 percent from the $1,826,000 earned for the second quarter of 2006. Earnings per share for the second quarter of 2007 were $.41, down 4.7 percent from the prior year second quarter. Comparing the six months ended June 30, 2007 to the same time period in 2006, net income decreased $104,000, or 2.9 percent, to reach $3,461,000. Earnings per share were $.83 for the first six months of 2007 versus $.84 for the first six months of 2006, a decrease of 1.2 percent. Return on average assets and return on average equity both decreased to .91 percent and
11.53 percent, respectively, for the first half of 2007, as compared to .95 percent and 12.10 percent, respectively, for the same time period in the prior year.

     Net interest income, the Company's largest revenue source, contributed to the decline in earnings. For the six months ended June 30, 2007, net interest income decreased $340,000, or 2.3 percent, from the same time period last year. The second quarter 2007 net interest income was down only $58,000, or .8 percent, from the second quarter of 2006. The decrease in net interest income was attributable to a lower net interest margin, which was partially offset by the growth in the Company's earning assets. The net interest margin for the six months ending June 30, 2007 was 4.04 percent, compared to 4.17 percent for the same time period the prior year. The net interest margin compression was related to the upward pressure of the Company's funding costs in conjunction with the higher average balance of loans on nonaccrual status. The Company's average earning assets for the first half of 2007 were up $8,867,000, or 1.2 percent, from the first half of 2006.

     During the first half of 2007, the Company's asset quality has improved significantly. The ratio of nonperforming loans to total loans stood at .83 percent at June 30, 2007, as compared to 1.60 percent the prior quarter and 2.14 percent at December 31, 2006. The Company's net charge-offs for the six months ending June 30, 2007 were up $3,225,000 from the same six-month time period in 2006, primarily due to the charge-off of specific allocations established for nonperforming loans in 2006. The provision expense associated with establishing the specific allocations also occurred in 2006, primarily in the fourth quarter when the Company provided $3,731,000 to the allowance for loan losses. Based on the evaluation of the current adequacy of the allowance for loan losses, management provided $1,002,000 to the allowance for loan losses for the six months ended June 30, 2007, a decrease of $455,000 from the same time period the prior year. The allowance for loan losses was 1.07 percent of total loans at June 30, 2007, as compared to 1.51 percent at December 31, 2006. Management believes that the allowance for loan losses is adequate and reflects probable incurred losses in the portfolio.

     Noninterest income totaled $2,759,000 for the six months ended June 30, 2007, as compared to $2,837,000 for the same time period last year, a decrease of 2.8 percent. For the three months ended June 30, 2007, noninterest income totaled $1,366,000 and was down 12.3 percent from 2006's second quarter. Contributing to the decline in 2007 noninterest income was the increase in net loss on sale of other real estate owned of $78,000 and the recognition of tax-free life insurance proceeds of $87,000 in the prior year. Providing additional noninterest income was processing fee income earned from facilitating the clearing of tax refunds for a tax software provider and interchange fees earned on transactions utilizing the Company's Jeanie(R) Plus debit card. The combination of these two sources generated an additional $96,000 in noninterest income.

     On a year-to-date basis, noninterest expense totaled $11,007,000 in 2007, an increase of only $32,000 when compared to the previous year. On a quarter-to-date basis, noninterest expense increased $96,000 from the second quarter in 2006. Salaries and employee benefits, the Company's largest noninterest expense, was down $124,000, or 1.9 percent, for the first six months of 2007, as compared to the same time period in 2006. Offsetting the savings in personnel expense was the increase in costs associated with resolving nonperforming loans. The Company's foreclosure costs for the six months ended June 30, 2007 were up $181,000 from the same time period the prior year. Overall, management was pleased with the cost containment demonstrated through the first half of 2007.

     "I said, at the end of this year's first quarter, our emphasis for the balance of 2007 would continue to be asset quality and operating efficiency, in that order", stated Jeffrey E. Smith, President and CEO; "and I continue to be extremely pleased with the efforts of all the employees of Ohio Valley Banc Corp in both these areas. That emphasis has led to a significant increase in asset quality as well as excellent expense control. Our ratio of non-performing loans to total loans at June 30, 2007 stood at .83 percent, which represents a 29 percent improvement from June 30, 2006 and a 61 percent improvement from December 31, 2006; but more importantly, it represents a 48 percent improvement from the linked quarter ending March 31 of this year. Even though costs associated with the resolution of non-performing loans increased $181,000 for the six-month period ending June 30, 2007, our employees' containment of other noninterest expenses limited the total increase to just $32,000, or .3 percent, and they are continuing their emphasis on asset quality and operating efficiency, in that order."

     Ohio Valley Banc Corp common stock is traded on the NASDAQ Global Market under the symbol OVBC. The holding company owns three subsidiaries: Ohio Valley Bank, with 15 offices in Ohio and West Virginia; Loan Central, with five consumer finance offices in Ohio; and Ohio Valley Financial Services, an insurance agency based in Jackson, Ohio. Learn more about Ohio Valley Banc Corp at www.ovbc.com.

Forward-Looking Information

Certain statements contained in this earnings release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors such as inflation rates, recessionary or expansive trends, and taxes; (ii) competitive pressures;
(iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and
(vii) regulatory changes. Forward-looking statements speak only as of the date on which they are made and Ohio Valley undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

                                                       Three months ended                                  Six months ended
                                                            June 30,                                           June 30,
                                                    2007                 2006                       2007                     2006
                                                ------------        ------------               -------------           -------------

PER SHARE DATA
  Earnings per share                                   $0.41               $0.43                       $0.83                   $0.84
  Dividends per share                                  $0.18               $0.17                       $0.35                   $0.33
  Book value per share                                $14.67              $14.16                      $14.67                  $14.16
  Dividend payout ratio (a)                           44.52%              39.49%                      42.32%                  39.30%
  Weighted average shares outstanding              4,153,401           4,240,739                   4,172,996               4,244,624

PERFORMANCE RATIOS
  Return on average equity                            11.16%              12.26%                      11.53%                  12.10%
  Return on average assets                             0.88%               0.96%                       0.91%                   0.95%
  Net interest margin (b)                              4.05%               4.09%                       4.04%                   4.17%
  Efficiency ratio (c)                                63.53%              60.85%                      64.01%                  62.54%
  Average earning assets (in 000's)                 $720,247            $715,960                    $721,301                $712,434

(a) Total dividends paid as a percentage of net income.
(b) Fully tax-equivalent net interest income as a percentage of average earning assets.
(c) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.



OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)

                                                      Three months ended                                  Six months ended
(in $000's)                                                June 30,                                           June 30,
                                                   2007                 2006                      2007                     2006
                                               ------------         ------------              -------------           --------------

Interest income:
     Interest and fees on loans               $      12,706        $      12,113              $      25,146            $      23,869
     Interest and dividends on securities             1,014                  921                      2,076                    1,805
          Total interest income                      13,720               13,034                     27,222                   25,674
Interest expense:
     Deposits                                         5,290                4,463                     10,557                    8,377
     Borrowings                                       1,264                1,347                      2,428                    2,720
          Total interest expense                      6,554                5,810                     12,985                   11,097
Net interest income                                   7,166                7,224                     14,237                   14,577
Provision for loan losses                               616                  791                      1,002                    1,457
Noninterest income:
     Service charges on deposit accounts                756                  781                      1,416                    1,439
     Trust fees                                          58                   56                        114                      109
     Income from bank owned insurance                   162                  270                        342                      457
     Gain on sale of loans                               20                   28                         59                       54
     Other                                              370                  423                        828                      778
          Total noninterest income                    1,366                1,558                      2,759                    2,837
Noninterest expense:
     Salaries and employee benefits                   3,168                3,230                      6,401                    6,525
     Occupancy                                          357                  318                        721                      652
     Furniture and equipment                            264                  275                        534                      543
     Data processing                                    211                  199                        405                      416
     Other                                            1,486                1,368                      2,946                    2,839
          Total noninterest expense                   5,486                5,390                     11,007                   10,975
Income before income taxes                            2,430                2,601                      4,987                    4,982
Income taxes                                            744                  775                      1,526                    1,417
NET INCOME                                    $       1,686        $       1,826              $       3,461            $       3,565


OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except share and per share data)                                                     June 30,               December 31,
                                                                                                  2007                     2006
                                                                                             ---------------         ---------------

ASSETS
Cash and noninterest-bearing deposits with banks                                              $      14,282           $      18,965
Federal funds sold                                                                                      905                   1,800
     Total cash and cash equivalents                                                                 15,187                  20,765
Interest-bearing deposits in other financial institutions                                               609                     508
Securities available-for-sale                                                                        70,697                  70,267
Securities held-to-maturity
  (estimated fair value:  2007 - $14,523, 2006 - $13,586)                                            14,562                  13,350
FHLB stock                                                                                            6,036                   6,036
Total loans                                                                                         624,131                 625,164
  Less:  Allowance for loan losses                                                                   (6,685)                 (9,412)
     Net loans                                                                                      617,446                 615,752
Premises and equipment, net                                                                           9,765                   9,812
Accrued income receivable                                                                             3,355                   3,234
Goodwill                                                                                              1,267                   1,267
Bank owned life insurance                                                                            16,327                  16,054
Other assets                                                                                          7,748                   7,316
          Total assets                                                                       $      762,999                 764,361

LIABILITIES
Noninterest-bearing deposits                                                                 $       76,135           $      77,960
Interest-bearing deposits                                                                           504,788                 515,826
     Total deposits                                                                                 580,923                 593,786
Securities sold under agreements to repurchase                                                       27,667                  22,556
Other borrowed funds                                                                                 68,719                  63,546
Subordinated debentures                                                                              13,500                  13,500
Accrued liabilities                                                                                  11,646                  10,691
          Total liabilities                                                                         702,455                 704,079

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value, 10,000,000 shares
  authorized; 2007 - 4,639,723 shares issued,
  2006 - 4,626,340 shares issued)                                                                     4,640                   4,626
Additional paid-in-capital                                                                           32,615                  32,282
Retained earnings                                                                                    36,400                  34,404
Accumulated other comprehensive loss                                                                 (1,038)                   (981)
Treasury stock at cost (2007 - 512,861 shares, 2006 - 432,852 shares)                               (12,073)                (10,049)
          Total shareholders' equity                                                                 60,544                  60,282
               Total liabilities and shareholders' equity                                    $      762,999                 764,361